SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               CROMPTON & KNOWLES CORPORATION
                                                 (Registrant)



November 13, 1995             By:/s/ Charles J. Marsden
                                 Charles J. Marsden
                                 Vice President-Finance
                                 and Chief Financial Officer




November 13, 1995             By:/s/ John T. Ferguson, II
                                 John T. Ferguson, II
                                 General Counsel and Secretary



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